UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 22, 2008, Hologic, Inc. (“Hologic”) issued a press release announcing that it had entered into a definitive agreement pursuant to which it will sell full U.S. and worldwide rights to Gestiva™ (17-alpha hydroxyprogesterone caproate) to KV Pharmaceutical Company upon approval of the pending Gestiva™ New Drug Application (by the U.S. Food and Drug Administration and the satisfaction of certain customary closing conditions.

The development of Gestiva™, a drug used in the prevention of preterm birth for certain categories of pregnant women, was originally begun by Adeza Biomedical Corporation, which was acquired by Cytyc Corporation on April 2, 2007. On October 22, 2007, Hologic completed its business combination transaction with Cytyc and as a result acquired all rights to Gestiva™.

The foregoing description of the press release is not intended to be complete and is qualified in its entirety by reference to the complete text of the press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 22, 2008	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer